Filed Pursuant to Rule 424(b)(3)
Registration No. 333-84694
PROSPECTUS SUPPLEMENT NO. 1
TO THE PROSPECTUS DATED APRIL 11, 2002

$1,150,000,000

3% Senior Convertible Debentures Due 2021
and the Common Stock Issuable upon Conversion of the Debentures

This prospectus supplement supplements information contained in the prospectus, dated April 11, 2002, covering the resale by the selling security holders of our 3% Senior Convertible Debentures due 2021 and shares of our common stock issuable upon conversion of the debentures. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the prospectus, including any amendments or supplements thereto. The terms of the debentures are set forth in the prospectus.

Investing in the debentures or the common stock into which the debentures are convertible involves risks. Please carefully consider the “Risk Factors” section beginning on page 6 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

This prospectus supplement amends the table appearing under the “Selling Security Holders” section beginning on page 41 of the prospectus by deleting the following selling security holders and their information from such table:

Name of Selling Security Holder	Principal Amount of Debentures Beneficially Owned That May Be Sold	Percentage of Debentures Outstanding	Number of Shares of Common Stock That May Be Sold	Percentage of Common Stock Outstanding
Aligemeine Pensionskasse Der Snissair Group	290,000	*	9,000	*
Alta Partners Holdings LDC	9,000,000	*	279,329	*

Name of Selling Security Holder	Principal Amount of Debentures Beneficially Owned That May Be Sold	Percentage of Debentures Outstanding	Number of Shares of Common Stock That May Be Sold	Percentage of Common Stock Outstanding
Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd.	14,500,000	1.26%	450,031	*
Argent Classic Convertible Arbitrage Fund L.P.	6,000,000	*	186,219	*
Arkansas Teachers Retirement System	3,237,000	*	100,465	*
Attorneys’ Title Insurance Fund Inc.	200,000	*	6,207	*
Bear, Stearns & Co. Inc.	9,000,000	*	279,329	*
CA State Automobile Assn Inter-Insurance	1,000,000	*	31,036	*
Castle Convertible Fund, Inc.	500,000	*	15,518	*
Celina Mutual Insurance Company	10,000	*	310	*
Clinton Multistrategy Master Fund, Ltd.	5,500,000	*	170,701	*
Clinton Riverside Convertible Portfolio Limited	5,500,000	*	170,701	*
Credit Suisse First Boston Corporation	4,962,000	*	154,003	*
Credit Suisse First Boston Corporation, London Branch	15,575,000	1.35%	483,395	*
Deam Convertible FD	7,500,000	*	232,774	*
Deutsche Banc Alex. Brown Inc.	84,250,000	7.33%	2,614,835	*
Engineers Joint Pension Fund	437,000	*	13,563	*
Federated Rural Electric Insurance Exchange	250,000	*	7,759	*
Fidelity Advisor Series I: Fidelity Advisor Dividend Growth Fund	1,287,000	*	39,944	*
Fidelity Advisor Series I: Fidelity Advisor Equity Value Fund	54,000	*	1,675	*
Fidelity Financial Trust: Fidelity Equity-Income II Fund	30,160,000	2.62%	936,064	*
First Union Securities Inc.	20,000,000	1.74%	620,732	*
FIST—Franklin Equity Income Fund	2,400,000	*	74,487	*
FTVIPT—Franklin Growth & Income Securities Fund	2,625,000	*	81,471	*
Gemini Sammelstiftung Zur Forderling	110,000	*	3,414	*
Goldman, Sachs & Co.	5,500,000	*	170,701	*
Granville Capital Corporation	25,000,000	2.17%	775,915	*
Hannover Life Reassurance Company of America	750,000	*	23,277	*
Innovest Finanzdienstleistungs AG	550,000	*	17,070	*
J.P. Morgan Securities Inc.	37,850,000	3.29%	1,174,736	*

Name of Selling Security Holder	Principal Amount of Debentures Beneficially Owned That May Be Sold	Percentage of Debentures Outstanding	Number of Shares of Common Stock That May Be Sold	Percentage of Common Stock Outstanding
KBC Financial Products USA Inc.	4,250,000	*	131,905	*
Lipper Convertibles L.P.	17,600,000	1.53%	546,244	*
Lipper Offshore Convertibles, L.P.	11,400,000	*	353,817	*
Lipper Series II, L.P.	2,000,000	*	62,073	*
Lumberman’s Mutual Casualty	627,000	*	19,459	*
Morgan Stanley & Co.	10,000,000	*	310,366	*
Morgan Stanley Dean Witter Convertible Securities Trust	2,500,000	*	77,591	*
Motion Pictures Industry	507,000	*	15,735	*
Nicholas Applegate Convertible Fund	1,460,000	*	45,313	*
Nicholas Applegate Global Holdings LP	35,000	*	1,086	*
Nicholas Applegate Investment Grade Convertible	15,000	*	465	*
Nomura Securities International, Inc.	7,500,000	*	232,774	*
Oak Casualty Insurance Company	30,000	*	931	*
Onex Industrial Partners Limited	5,160,000	*	160,148	*
Pacific Life Insurance Co.	1,500,000	*	46,554	*
Palladin Securities LLC	2,000,000	*	62,073	*
Pebble Capital Inc.	1,760,000	*	54,624	*
Pensionskasse Ciba Spezialitatenchemie	480,000	*	14,897	*
Pensionskasse Der Lonza AG	100,000	*	3,103	*
Physicians Life	169,000	*	5,245	*
PIMCO Convertible Fund	1,150,000	*	35,692	*
Radian Asset Guaranty	2,500,000	*	77,591	*
Radian Guaranty Inc.	3,000,000	*	93,109	*
Ram Trading Ltd.	9,270,000	*	287,709	*
RET Pension Plan of the CA State Automobile	250,000	*	7,759	*
San Diego City Retirement	1,014,000	*	31,471	*
San Diego County Convertible	1,536,000	*	47,672	*
Screen Actors Guild Pension Convertible	465,000	*	14,432	*
SG Cowen Securities Corp.	3,000,000	*	93,109	*

Name of Selling Security Holder	Principal Amount of Debentures Beneficially Owned That May Be Sold	Percentage of Debentures Outstanding	Number of Shares of Common Stock That May Be Sold	Percentage of Common Stock Outstanding
Silvercreek II Limited	380,000	*	11,793	*
SunAmerica Style Select Series Equity Income Fund	529,000	*	16,418	*
TD Securities (USA) Inc.	36,750,000	3.20%	1,140,595	*
Travelers: Travelers Equity Income	520,000	*	16,139	*
UBS O’Connor LLC f/b/o UBS Global Equity Arbitrage Master Ltd.	10,000,000	*	310,366	*
Variable Insurance Products Fund: Value Portfolio	6,000	*	186	*
Wachovia Bank National Association	37,905,000	3.30%	1,176,443	*
Wachovia Securities International Ltd.	10,000,000	*	310,366	*
Wake Forest University	632,000	*	19,615	*
Wake Forest University Convertible Arbitrage	395,000	*	12,259	*
WPG Convertible Arbitrage Overseas Master Fund, L.P.	3,500,000	*	108,628	*
Writers Guild—Industry Health Fund	274,000	*	8,504	*
Wyoming State Treasurer	904,000	*	28,057	*
Zurich Institutional Benchmarks Master Fund Ltd.	2,500,000	*	77,591	*
Any other holder of debentures or future transferee, pledgee, donee or successor of any holder	34,933,000	3.04%	1,084,202	*

This prospectus supplement supplements the table appearing under the “Selling Security Holders” section beginning on page 41 of the prospectus by adding the following selling security holders and their information to such table:

Name of Selling Security Holder	Principal Amount of Debentures Beneficially Owned That May Be Sold	Percentage of Debentures Outstanding	Number of Shares of Common Stock That May Be Sold	Percentage of Common Stock Outstanding
Allgemeine Pensionskasse Der SwissAir Group	$690,000	*	21,415	*
Alta Partners Holdings LDC	9,525,000	*	295,623	*
Amerisure Mutual Insurance Company	330,000	*	10,242	*
Annapurna Convertible (USD) Ltd.	100,000	*	3,103	*
Annapurna I Convertible Ltd.	350,000	*	10,862	*
Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd.	11,400,000	*	353,817	*
Argent Classic Convertible Arbitrage Fund L.P.	4,100,000	*	127,250	*

Name of Selling Security Holder	Principal Amount of Debentures Beneficially Owned That May Be Sold	Percentage of Debentures Outstanding	Number of Shares of Common Stock That May Be Sold	Percentage of Common Stock Outstanding
Auspicis Ltd.	400,000	*	12,414	*
Beamtenversigherungskasse Des Kantons Zurich	3,800,000	*	117,939	*
Bear, Stearns & Co. Inc.	4,000,000	*	124,146	*
Celina Mutual Insurance Company	15,000	*	465	*
Clinton Multistrategy Master Fund, Ltd.	6,500,000	*	201,738	*
Clinton Riverside Convertible Portfolio Limited	6,500,000	*	201,738	*
Convertible Securities Fund	110,000	*	3,414	*
Credit Suisse First Boston Corporation, London Branch	9,949,000	*	308,783	*
Deam Convertible FD	4,500,000	*	139,664	*
Deutsche Banc Alex. Brown Inc.	9,500,000	*	294,847	*
Engineers Joint Pension Fund	123,000	*	3,817	*
Equity & Convertible Fund	1,460,000	*	45,313	*
Equity Income Fund	225,000	*	6,983	*
Experta Hybrid Fund	300,000	*	9,310	*
Experta Hybrid International Fund	1,000,000	*	31,036	*
Experta International Convertible Expert	3,550,000	*	110,180	*
Federated Rural Electric Insurance Exchange	300,000	*	9,310	*
Financial American Life Insurance Company	15,000	*	465	*
First American Properties and Casualty	15,000	*	465	*
First American Specialty	30,000	*	931	*
First Union Securities Inc.	17,500,000	1.52%	543,140	*
Gemini Sammelstiftung Zur Forderling Der Personalvorsorge	260,000	*	8,069	*
General Motors Employees Global Group Pension Trust	2,069,000	*	64,214	*
Goldman, Sachs & Co.	7,000,000	*	217,256	*
Granville Capital Corporation	22,000,000	1.91%	682,805	*
Hannover Life Reassurance Company of America	950,000	*	29,484	*
HSBC Trustee Zola Managed Trust	1,100,000	*	34,140	*
J.P. Morgan Securities Inc.	14,800,000	1.29%	459,342	*
Jefferies & Co.	5,500,000	*	170,701	*
Jefferies Umbrella Fund Global Convertible Bonds	500,000	*	15,518	*
Jefferies Umbrella Fund US Convertible Bonds	300,000	*	9,310	*
KBC Financial Products (Cayman Islands)	33,500,000	2.91%	1,039,726	*

Name of Selling Security Holder	Principal Amount of Debentures Beneficially Owned That May Be Sold	Percentage of Debentures Outstanding	Number of Shares of Common Stock That May Be Sold	Percentage of Common Stock Outstanding
KBC Financial Products USA Inc.	3,000,000	*	93,109	*
LLT Limited	673,000	*	20,887	*
Lyxor Master Fund	2,400,000	*	74,487	*
Midwest Family Mutual Insurance Company	120,000	*	3,724	*
Midwest Security Life	250,000	*	7,759	*
Morgan Stanley & Co.	6,078,000	*	188,640	*
Nations Convertible Securities Fund	7,140,000	*	221,601	*
Nations Equity Income Fund	920,000	*	28,553	*
Nomura Securities International, Inc.	5,000,000	*	155,183	*
Oak Casualty Insurance Company	40,000	*	1,241	*
Oppenheimer Convertible Securities Fund	5,000,000	*	155,183	*
Palladin Securities LLC	1,000,000	*	31,036	*
Pebble Capital Inc.	1,860,000	*	57,728	*
Pensionskasse Ciba Specialty Chemicals	530,000	*	16,449	*
Pensionskasse Der Antalis AG	140,000	*	4,345	*
Pensionskasse Der Ems Chemie AG	140,000	*	4,345	*
Pensionskasse Der Ems Dottikon AG	250,000	*	7,759	*
Pensionskasse Der Lonza AG	240,000	*	7,448	*
Pensionskasse Der Rockwell Automation AG	180,000	*	5,586	*
Pensionskasse Pluss—Staufer AG	150,000	*	4,655	*
Pensionskasse Vantico	250,000	*	7,759	*
Personalfursorgestiftung Der Geraude—Versicherung Des Kantons Bern	550,000	*	17,070	*
Personalvorsorge Der PV Promea	320,000	*	9,931	*
Quattro Fund Ltd.	9,000,000	*	279,329	*
R2 Investments, LDC	10,000,000	*	310,366	*
Ram Trading Ltd.	7,270,000	*	225,636	*
SG Cowen Securities Corp.—Convertible Arbitrage	15,000,000	1.30%	465,549	*
SunAmerica Style Select Series Equity Income Fund	759,000	*	23,556	*
Susquehanna Capital Group	10,000,000	*	310,366	*

Name of Selling Security Holder	Principal Amount of Debentures Beneficially Owned That May Be Sold	Percentage of Debentures Outstanding	Number of Shares of Common Stock That May Be Sold	Percentage of Common Stock Outstanding
TD Securities (USA) Inc.	42,750,000	3.72%	1,326,815	*
The Philanthropic Pension	130,000	*	4,034	*
Tribeca Investments L.L.C.	12,000,000	1.04%	372,439	*
UBS O’Connor LLC f/b/o UBS Global Equity Arbitrage Master Ltd.	6,000,000	*	186,219	*
UBS Warburg LLC	1,111,000	*	34,481	*
US Bancorp Piper Jaffray	2,000,000	*	62,073	*
Wachovia Bank National Association	39,000,000	3.39%	1,210,428	*
Wake Forest University	138,000	*	4,283	*
WPG Convertible Arbitrage Overseas Master Fund, L.P.	4,500,000	*	139,664	*
Zazove Convertible Arbitrage Fund L.P.	350,000	*	10,862	*
Zurich Institutional Benchmark Master Fund c/o Quattro Fund	8,000,000	*	248,292	*
Zurich Institutional Benchmarks Master Fund Ltd.	1,750,000	*	54,314	*

To our knowledge, none of the selling security holders listed in the second table above has, or within the past three years has had, any material relationship with us or our affiliates, except that:

•
Convertible Securities Fund, Equity & Convertible Fund, Equity Income Fund, Nations Convertible Securities Fund and Nations Equity Income Fund are affiliates of Banc of America Securities LLC, and Banc of America Securities LLC acted as a co-manager in the private placement of our debentures;

•
Credit Suisse First Boston Corporation acted as a lead manager in the private placement of our debentures, and its affiliate, Credit Suisse First Boston, is the documentation agent and a lender under our Five Year Credit Agreement, dated as of November 5, 1999, as amended, and the documentation agent and a lender under our Amended and Restated 364-Day Credit Agreement, dated as of November 3, 2000, as renewed and amended;

•
Deutsche Banc Alex. Brown Inc. acted as a co-manager in the private placement of our debentures, and its affiliate, Deutsche Bank AG, is a lender under our Five Year Credit Agreement, dated as of November 5, 1999, as amended, and a lender under our Amended and Restated 364-Day Credit Agreement, dated as of November 3, 2000, as renewed and amended;

•
First Union Securities Inc. is an affiliate of Wachovia Bank National Association, and Wachovia Bank National Association is a lender under our Five Year Credit Agreement, dated as of November 5, 1999, as amended;

•	Goldman, Sachs & Co. served as a lead underwriter in our initial public offering and has, from time to time, provided other financial advisory services to us;

•	HSBC Trustee Zola Managed Trust is an affiliate of HSBC, and HSBC acted as a co-manager in the private placement of our debentures;

•
J.P. Morgan Securities Inc. acted as a lead manager in the private placement of our debentures and is the syndication agent under our Five Year Credit Agreement, dated as of November 5, 1999, as amended, and the syndication agent under our Amended and Restated 364-Day Credit Agreement, dated as of November 3, 2000, as renewed and amended, and its affiliate, JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank), is a lender under our Five Year Credit Agreement, dated as of November 5, 1999, as amended, and a lender under our Amended and Restated 364-Day Credit Agreement, dated as of November 3, 2000, as renewed and amended;

•	Morgan Stanley & Co. served as a lead underwriter in our initial public offering and has, from time to time, provided other financial advisory services to us;

•	SG Cowen Securities Corp. is an affiliate of Societe Generale, and Societe Generale is a lender under our Five Year Credit Agreement, dated as of November 5, 1999, as amended; and

•	Wachovia Bank National Association is a lender under our Five Year Credit Agreement, dated as of November 5, 1999, as amended.

The date of this prospectus supplement is May 17, 2002